Seneca Foods Reports Net Earnings of $18.5 Million Up 61.7% for the Third Fiscal Quarter of 2012

MARION, N.Y. January 26, 2012 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported net earnings for the fiscal third quarter of 2012 was $18.5 million, or $1.52 per diluted share, compared to $11.5 million, or $0.94 per diluted share, in the fiscal third quarter of 2011.   Net sales for the third quarter ended December 31, 2011 increased from the third quarter ended January 1, 2011 by 0.4%, or $1.6 million to $447.9 million.  The increase is attributable to higher selling prices and a more favorable sales mix of $60.4 million partially offset by decreased sales volume of $58.8 million.

For the nine months ended December 31, 2011, net sales increased $49.0 million, or 5.2% to $990.6 million. The increase is attributable to higher selling prices and a more favorable sales mix of $86.5 million partially offset by decreased sales volume of $37.5 million.  Net earnings for the first nine months of fiscal 2012 was $13.4 million, or $1.10 per diluted share, compared to $19.5 million, or $1.60 per diluted share, in the first nine months of fiscal 2011.

Excluding a non-cash after-tax LIFO charge of $7.0 million, net earnings per diluted share were $2.09 during the quarter ended December 31, 2011 versus $0.83 during the quarter ended January 1, 2011, which included a non-cash LIFO credit of $1.4 million.  Excluding a non-cash after-tax LIFO charge of $19.5 million, net earnings per diluted share were $2.70 during the nine months ended December 31, 2011, compared to $1.23 during the nine months ended January 1, 2011 which included a non-cash LIFO credit of $4.4 million.

“The improved earnings performance in the quarter reflects the fact that our inventories were much more balanced than prior year during the holiday season” said Kraig H. Kayser, President and CEO.  He added “the swing to higher LIFO charges is a reflection of significant increases in the cost of produce, steel, and fuel which are three primary cost inputs to our inventories.”

About Seneca Foods Corporation
Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company’s historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	December 31, 2011		January 1, 2011
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$18.5	$1.52	$11.5	$0.94

LIFO charge (credit) , after tax at statutory federal rate	$7.0	$0.57	$(1.4)	$(0.11)

Net earnings, excluding LIFO impact	$25.5	$2.09	$10.1	$0.83

Diluted weighted average common shares outstanding (in thousands)
		11,799		11,807

	Nine Months Ended
	December 31, 2011		January 1, 2011
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$13.4	$1.10	$19.5	$1.60

LIFO charge (credit), after tax at statutory federal rate	$19.6	$1.60	$(4.4)	$(0.37)

Net earnings, excluding LIFO impact	$33.0	$2.70	$15.1	$1.23

Diluted weighted average common shares outstanding (in thousands)
		11,805		11,578

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Nine Months Ended
EBITDA and FIFO EBITDA:	December 31, 2011	January 1, 2011
	(In thousands)

Net earnings	$13,438	$19,548
Income taxes expense	8,107	7,265
Interest expense, net of interest income	5,830	6,590
Depreciation and amortization	16,874	16,755
Interest amortization	(288)	(365)
EBITDA	43,961	49,793
LIFO charge (credit)	30,055	(6,890)
FIFO EBITDA	$74,016	$42,903

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Roland E. Breunig, Chief Financial Officer
608-757-6000

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended December 31, 2011 and January 1, 2011
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	Fiscal 2012	Fiscal 2011	Fiscal 2012	Fiscal 2011

Net sales	$447,918	$446,250	$990,617	$941,640

Plant restructuring expense (note 3)	$-	$109	$39	$1,320

Other operating income, net (note 4)	$(707)	$(720)	$(876)	$(804)

Operating income (notes 1 and 2)	$31,549	$19,212	$27,375	$33,403
Interest expense, net	2,164	2,414	5,830	6,590
Earnings before income taxes	$29,385	$16,798	$21,545	$26,813

Income taxes expense (note 5)	10,855	5,336	8,107	7,265

Net earnings	$18,530	$11,462	$13,438	$19,548

Earnings attributable to common stock (note 6)	$17,897	$11,064	$12,964	$18,497

Basic earnings per share	$1.53	$0.94	$1.10	$1.61

Diluted earnings per share	$1.52	$0.94	$1.10	$1.60

Weighted average shares outstanding basic	11,727,978	11,735,631	11,733,571	11,506,731

Weighted average shares outstanding diluted	11,799,104	11,806,604	11,804,697	11,577,704

Note 1: The effect of the LIFO inventory valuation method on third quarter pre-tax results was to reduce operating earnings by $10,774,000 for the three month period ended December 31, 2011 and increase operating earnings $2,113,000 for the three month period ended January 1, 2011.
Note 2: The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to reduce operating earnings by $30,055,000 for the nine month period ended December 31, 2011 and increase operating earnings by $6,890,000, for the nine month period ended January 1, 2011.
Note 3: The three month period ended January 1, 2011 included a restructuring charge for severance costs of $109,000.
The nine month periods ended December 31, 2011 and January 1, 2011 include a restructuring charge for severance costs of
$39,000 and $1,320,000, respectively.
Note 4: Other income for the current year of $876,000 represents a net gain on the sale of unused fixed assets.
Other income for the prior year of $804,000 principally represents a gain of $632,000 related to the acquisition of Lebanon Valley Cold
Storage, LP and assets of Unilink, LLC and a net gain of $172,000 on the sale of unused fixed assets.
Note 5: The nine month period ended January 1, 2011 includes a tax benefit of $1,519,000 mostly related to the settlement of an audit of fiscal years 2006, 2007, and 2008 with the Internal Revenue Service.
Note 6: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for the each period presented. Average common and participating shares totaled 12,146,955 as of December 31, 2011.

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